                                  EXHIBIT 3(i)

                          FIRST MCMINNVILLE CORPORATION

                       REGISTRATION STATEMENT ON FORM 8-A






                                EXHIBIT 3(i)/4.1

                               CHARTER, AS AMENDED

                                     CHARTER

                                       OF

                          FIRST MCMINNVILLE CORPORATION

     The undersigned natural person, having capacity to contract and acting as the Incorporator of a corporation under the Tennessee General Corporation Act, adopts the following Charter for such corporation:

     1.   The name of the corporation is First McMinnville Corporation.

     2.   The duration of the corporation is perpetual.

     3. The address of the principal office of the corporation in the State of Tennessee shall be 200 East Main Street, McMinnville, Warren County, Tennessee.

     4.   The corporation is for profit.

     5.   The purposes for which the corporation is organized are:

          (a) To carry on the business of a bank holding company, as defined in the Federal Bank Holding Company Act of 1956, as amended, and to do all acts and things now and hereinafter permitted to be done by such a company.

          (b) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency, or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality or any of the foregoing; and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon. The term "securities" as used in this Charter shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidence of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, or, in general, any interests or instruments commonly known as "securities" or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warranties or rights to subscribe to or purchase, any of the foregoing.

          (c) To make, establish and maintain investments in securities, and to supervise and manage such investments.

          (d) To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

          (e) To acquire by purchase or exchange, or by transfer to, or by merger or consolidation with, the corporation or any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the corporation, or to otherwise, acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association or other entity; to operate and/or carry on the business of same, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof; to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the corporation, or by any other lawful means.

          (f) To aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the corporation or in which the corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends of any stock issued by any such corporation, firm, organization, association or entity; to guarantee with or without recourse against any such corporation, firm or organization, association or entity or to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly held, guaranteed or assumed by the corporation, and to do any and all acts and things designed to accomplish any such purpose.

          (g) To borrow money for any business, object or purpose of the corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the corporation, whether at that time owned or thereafter acquired.

          (h) To render service, assistance, counsel and advice to, and to act in any capacity as representative or agent (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association, or other entity.

          (i) To engage in any lawful business and in connection therewith to do any lawful act in furtherance of or otherwise necessary or convenient to such business.

               The corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purpose or powers shall not be held to limit or restrict in any manner the exercise by the corporation of the general powers now or hereafter conferred by the laws of the State of Tennessee upon corporations formed under the Tennessee General Corporation Act.

     6. The maximum number of shares which the corporation shall have the authority to issue is

          (a) One hundred shares of Organizational Common Stock with a par value of ten dollars ($10.00) per share, which stock shall be callable by the corporation at any time at the par value thereof by action of a majority of the board of directors.

          (b) Three Hundred Thousand (300,000) shares of Common Stock, with a par value of Ten Dollars ($10.00) per share.

     7. The corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

     8. (a) The Board of Directors may take, on written consent without a meeting, any action which it could take by means of a regularly called and held meeting, provided that such written consent sets forth the action so taken and is signed by all of the Directors.

     (b) The Board of Directors shall have the power by majority vote of the Directors present at a meeting at which a quorum is present to adopt, amend, or repeal any of the By-Laws of the Corporation, but any By-Law adopted by the Board may be amended or repealed by affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon.

     (c) The corporation from time to time may provide either directly, or indirectly through the purchase of insurance, for the indemnification of directors, officers, employees and agents of the corporation and of any of is subsidiaries to the fullest extent permitted by law.

     (d) The shareholders of the corporation shall not have preemptive rights.

     (e) The Board of Directors shall have authority to issue bonds, debentures, notes or other obligations of this corporation and to fix all the terms thereof, including without limitation the convertibility or nonconvertibility thereof.

     (f) Any part of the authorized capital stock and any bonds, debentures, notes or other obligations of the corporation may at any time, to the extent permitted by law, be issued, optioned or reserved for sale, sold or disposed of by the corporation pursuant to appropriate action by the Board of Directors, to such parties and upon such terms as the board shall deem proper.

     (g) The corporation shall have the right to purchase its own shares and to pay dividends and make distributions of property to the extent of unreserved and unrestricted earned or capital surplus available therefor.

     DATED:     1/20/84                    /s/ Carol L. Bacon
           ---------------                 ----------------------------
                                           Carol L. Bacon, Incorporator

                         DESIGNATION OF REGISTERED AGENT

                                       OF

                          FIRST MCMINNVILLE CORPORATION

To the Secretary of State of the State of Tennessee:

     Pursuant to the provisions of Section 48-1201 of the Tennessee General Corporation Act, the undersigned incorporator of a domestic corporation being organized under the Act submit the following statement for the purpose of designating the registered agent for the corporation in the State of Tennessee:

     1. The name of the corporation is First McMinnville.

     2. The address of the corporation is 200 East Main Street, McMinnville, Warren County, Tennessee.

     3. The name and street address of its registered agent in the State of Tennessee shall be Robert W. Jones, 200 East Main Street, McMinnville, Warren County, Tennessee.

Dated:   1-20        , 1984
         ------------
                                        FIRST MCMINNVILLE CORPORATION




                                        /s/ Carol L. Bacon
                                        -------------------------------
                                        Carol L. Bacon, Incorporator

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                          FIRST MCMINNVILLE CORPORATION

     Pursuant to the provisions of Section 48-1-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

     1.  The name of the corporation is First McMinnville Corporation.

     2.  The amendment adopted is:

     Paragraph 6 of the Charter of First McMinnville Corporation is hereby deleted in its entirety and the following is inserted in lieu thereof:

         "6. The maximum number of shares which the corporation shall have the authority to issue is 600,000 shares of common stock, par value $5.00 per share."

     3. The amendment was duly adopted at a meeting of the shareholders on September 8, 1987.

     4. This amendment will be effective when these articles are filed by the Secretary of State.

     Dated:  September 8, 1987.

                                         FIRST MCMINNVILLE CORPORATION


                                         /s/ Robert W. Jones
                                         -----------------------------------
                                                     President

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                          FIRST MCMINNVILLE CORPORATION

     Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.   The name of the corporation is First McMinnville Corporation.

2.   The text of each amendment adopted is:

     The following new section is hereby added to the Charter of the
Corporation:

     "9. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof or as hereafter amended from time to time, a Director of the Company shall not be liable to the Company or its Shareholders for monetary damages for breach of fiduciary duty as a Director. If the Tennessee Business Corporation Act is amended after approval by the Shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Company shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Paragraph 9 by the Shareholders of the Company shall not adversely affect any right or protection of a Director of the Company existing at the time of such repeal or modification or with respect to events occurring prior to such time."

3.   The corporation is a for-profit corporation.

4.   The amendment was duly adopted on April 11, 1988 by the shareholders.

5. The amendment is to be effective when these articles are filed by the Secretary of State.

Dated:   2/27/89
         -------
                                         -----------------------------
                                         FIRST MCMINNVILLE CORPORATION

                                         By:    /s/ Charles Jacobs
                                             -------------------------
                                                Charles Jacobs
                                         Title: President
                                                ----------------------

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                          FIRST MCMINNVILLE CORPORATION

     Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

     1.   The name of the corporation is First McMinnville Corporation.

     2.   The amendment as adopted is:

     Paragraph 6 of the Charter of First McMinnville Corporation is hereby amended by deleting the same in its entirety and substituting therefor the following:

          6. The maximum number of shares which the corporation shall have the authority to issue is Five Million (5,000,000) shares of common stock, par value $2.50 per share.

     3. The amendment was duly adopted by the Shareholders at a meeting thereof on April 11, 1994.

     4.   The corporation is a for-profit corporation.

     5. The amendment shall be effective when these Articles are filed with the Secretary of State.

     Dated:          April 12, 1995.

                                              FIRST MCMINNVILLE CORPORATION



                                              By:  /s/ Charles C. Jacobs
                                                  -------------------------
                                              Charles C. Jacobs
                                              Title: President and CEO

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                          FIRST MCMINNVILLE CORPORATION

     Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

     1. The name of the corporation is First McMinnville Corporation.

     2. The amendment as adopted is:

     Paragraph 6 of the Charter of First McMinnville Corporation is hereby amended to delete the reference to a par value of "$5.00" and to substitute therefor a par value of "$2.50."

     3. The corporation is a for-profit corporation.

     4. The amendment was duly adopted by the unanimous vote of the directors of the Corporation on September 13, 1994 and does not require Shareholder approval.

     5. The amendment shall be effective when these Articles are filed with the Secretary of State.

     Dated:  March 12, 1995.

                                             FIRST MCMINNVILLE CORPORATION


                                             By:   /s/ Charles Jacobs
                                                   -------------------------
                                                   Charles C. Jacobs
                                                   Title:  President and CEO